Exhibit 15.2

FRONTENAC BANCSHARES, INC.

801 S. Lindbergh Blvd.

St. Louis, Missouri 63131

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Robert D. Roberson, attorney and proxy, with full power of substitution, to vote all of the shares of common stock and preferred stock of Frontenac Bancshares, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on June 12, 2016, at 10:00 a.m., local time, at the Stegton Regency Banquet Center located at 1450 Wall Street, St. Charles, Missouri 63303, and at any adjournments thereof as hereinafter specified upon the proposal listed below.

A VOTE FOR THE FOLLOWING PROPOSAL IS RECOMMENDED BY THE BOARD OF DIRECTORS.

1.	To vote upon the Amended and Restated Agreement of Plan and Merger entered into by and among the Company, Royal Acquisition LLC (“Royal Acquisition”) and Royal Bancshares, Inc., and the merger of the Company with and into Royal Acquisition, with the result of such transaction being that the separate existence of the Company would cease and Royal Acquisition would continue as the surviving entity.

☐	FOR
☐	AGAINST
☐	ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL.

This proxy may be revoked by the undersigned at any time before it is exercised by (1) written notice to the corporate secretary of the Company, (2) executing and delivering to the Company a later dated proxy prior to a vote being taken at the Special Meeting or (3) attending the Special Meeting and voting in person.

(PLEASE COMPLETE, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY)

Date:
Print Name:

Print Name:

Number of Shares of Common Stock:

IMPORTANT: Please date this proxy and sign exactly as your name(s) appears in the Company’s stock transfer records. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians, corporate officers and others signing in a representative capacity should so indicate.

Number of Shares of Preferred Stock:

PROXY MUST BE RETURNED BY June 10, 2016

☐ Please check box if you plan to attend the Special Meeting.